UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Award of Phantom Unit Grant to Non-Employee Directors. The Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”), approved the grant under the Lehigh Gas Partners LP 2012 Incentive Award (the “Plan”) of phantom units to each of Justin A. Gannon, Mickey Kim, Kenneth G. Valosky, Joseph V. Topper, and John B. Reilly (the “Non-Employee Directors”).

Pursuant to separate Phantom Unit Award Agreements (the “Agreements”), each of Messrs. Gannon, Kim. Valosky, Topper and Reilly has been granted, effective July 22, 2021 (the “Grant Date”), an award of phantom units in an amount equal to the Fair Market Value (as defined in the Plan) of $62,500 on the Grant Date. The Agreements also include awards of distribution equivalent rights (“DERs”, as defined in the Plan) entitling the holder thereof an amount equal to the distributions authorized to be paid quarterly to holders of common units representing limited partner interests in the Partnership (“Partnership Units”), which payments shall be made on or about the same date as the distributions to holders of Partnership Units. The phantom units awarded to the Non-Employee Directors will fully vest on the first anniversary of the Grant Date, conditioned upon continuous service as a Non-Employee Director. Upon vesting, each phantom unit will entitle the holder to receive a Partnership Unit or cash in an amount equal to the Fair Market Value of a Partnership Unit, as determined at the discretion of the Board or a duly appointed committee thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: July 26, 2021